Exhibit 21.1

Subsidiaries of Registrant

Name	Jurisdiction of Incorporation
All Cycle Waste, Inc.	Vermont
Atlantic Coast Fibers, Inc.	Delaware
B. and C. Sanitation Corporation	New York
Better Bedding Corp.	New York
Blasdell Development Group, Inc.	New York
Blue Mountain Recycling LLC	Pennsylvania
Bristol Waste Management, Inc.	Vermont
C.V. Landfill, Inc.	Vermont
Casella Insurance Company	Vermont
Casella Major Account Services LLC	Vermont
Casella Renewable Systems, LLC	Delaware
Casella RTG Investors Co., LLC	Delaware
Casella Transportation, Inc.	Vermont
Casella Waste Management of Massachusetts, Inc.	Massachusetts
Casella Waste Management of N.Y., Inc.	New York
Casella Waste Management of Pennsylvania, Inc.	Pennsylvania
Casella Waste Management, Inc.	Vermont
Casella Waste Services of Ontario LLC	New York
Casella Waste Systems, Inc.	Delaware
Chemung Landfill LLC	New York
Colebrook Landfill LLC	New Hampshire
Culchrome LLC	Delaware
Corning Community Disposal Service, Inc.	New York
CWM All Waste LLC	New Hampshire
Fairfield County Recycling, LLC	Delaware
FCR Camden, LLC	Delaware
FCR Florida, LLC	Delaware
FCR Greensboro, LLC	Delaware
FCR Greenville, LLC	Delaware
FCR Morris, LLC	Delaware
FCR Redemption, LLC	Delaware
FCR Tennessee, LLC	Delaware
FCR, LLC	Delaware
Forest Acquisitions, Inc.	New Hampshire
Green Mountain Glass LLC	Delaware
Grasslands, Inc.	New York
GroundCo LLC	New York
Hakes C & D Disposal, Inc.	New York
Hardwick Landfill, Inc.	Massachusetts
Hiram Hollow Regeneration Corp.	New York
K-C International, Ltd.	Oregon
KTI Bio-Fuels, Inc.	Maine
KTI Environmental Group, Inc.	New Jersey
KTI New Jersey Fibers, Inc.	Delaware
KTI Operations, Inc.	Delaware
KTI Recycling of New England, LLC	Maine
KTI Specialty Waste Services, Inc.	Maine
KTI, Inc.	New Jersey

Lewiston Landfill LLC	Maine
Maine Energy Recovery Company, Limited Partnership	Maine
Mecklenburg County Recycling, Inc.	Connecticut
New England Landfill Solutions, LLC	Massachusetts
Natural Environmental, Inc.	New York
New England Waste Services of Massachusetts, Inc.	Massachusetts
New England Waste Services of ME, Inc.	Maine
New England Waste Services of N.Y., Inc.	New York
New England Waste Services of Vermont, Inc.	Vermont
New England Waste Services, Inc.	Vermont
Newbury Waste Management, Inc.	Vermont
NEWS of Worcester LLC	Massachusetts
NEWSME Landfill Operations LLC	Maine
North Country Composting Services, Inc.	New Hampshire
North Country Environmental Services, Inc.	Virginia
North Country Trucking, Inc.	New York
Northern Properties Corporation of Plattsburgh	New York
Northern Sanitation, Inc.	New York
PERC Management Company, LP	Maine
PERC, Inc.	Delaware
Pine Tree Waste, Inc.	Maine
Portland C&D Site, Inc.	New York
R.A Bronson, Inc.	New York
Resource Recovery Systems of Sarasota, Inc.	Florida
Resource Recovery Systems, LLC	Delaware
ReSource Transfer Services, Inc.	Massachusetts
ReSource Waste Systems, Inc.	Massachusetts
Rockingham Sand & Gravel, LLC	Vermont
Schultz Landfill, Inc.	New York
Southbridge Recycling & Disposal Park, Inc.	Massachusetts
Sunderland Waste Management, Inc.	Vermont
Templeton Landfill LLC	Massachusetts
The Hyland Facility Associates	New York
Total Waste Management Corp.	New Hampshire
Trilogy Glass LLC	New York
U.S. Fiber, LLC	North Carolina
Waste-Stream, Inc.	New York
Westfield Disposal Service, Inc	New York
Winters Brothers, Inc.	Vermont